Press Release October 28, 2026

HF Sinclair Reports 2026 Third Quarter Results and Announces Regular Cash Dividend

•Reported Net income attributable to HF Sinclair stockholders of $2,015 million, or $11.38 per diluted share, and adjusted net income attributable to HF Sinclair stockholders of $2,079 million, or $11.75 per diluted share

•Reported EBITDA of $2,954 million and Adjusted EBITDA of $2,984 million

•Returned $572 million to stockholders through dividends and share repurchases in the third quarter

•Announced regular quarterly dividend of $0.525 per share

Dallas, Texas, October 28, 2026 ‑ HF Sinclair Corporation (NYSE and NYSE Texas, Inc.: DINO) (“HF Sinclair” or the “Company”) today reported Net income attributable to HF Sinclair stockholders of $2,015 million, or $11.38 per diluted share, for the quarter ended September 30, 2026, compared to Net income attributable to HF Sinclair stockholders of $403 million, or $2.15 per diluted share, for the quarter ended September 30, 2025. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the third quarter of 2026 was $2,079 million, or $11.75 per diluted share, compared to adjusted net income attributable to HF Sinclair stockholders of $459 million, or $2.44 per diluted share, for the third quarter of 2025.

HF Sinclair’s Chief Executive Officer, Franklin Myers, commented, “Our third quarter performance reflects the strength and continued focus on safe, reliable execution of all our businesses. Importantly, we returned $572 million to stockholders through dividends and share repurchases, reinforcing our commitment to disciplined capital allocation and stockholder returns. Looking forward, we remain focused on safe and reliable operations, advancing our strategic priorities and positioning HF Sinclair to create long-term value for our stockholders.”

Refining segment income before interest and income taxes was $2,435 million for the third quarter of 2026 compared to income of $476 million for the third quarter of 2025. The segment reported Adjusted EBITDA of $2,582 million for the third quarter of 2026 compared to $661 million for the third quarter of 2025. This increase was driven principally by the tight supply of transportation fuels across the markets, elevated crack spreads and benefits from the small refinery RINs waivers granted by the EPA. Additionally, stronger transportation fuel sales in the West region were offset by lower sales in the Mid-Continent region due to the planned turnaround at our El Dorado refinery. Adjusted refinery gross margin was $54.22 per produced barrel sold, a 183% increase compared to $19.16 for the third quarter of 2025. Crude charge averaged 614,060 barrels per day (“BPD”) for the third quarter of 2026 compared to 639,050 BPD for the third quarter of 2025.

Renewables segment income before interest and income taxes was $123 million for the third quarter of 2026 compared to a loss of $55 million for the third quarter of 2025. Excluding the Lower of cost or market inventory valuation adjustment benefit of $30 million, the segment reported Adjusted EBITDA of $109 million in the third quarter of 2026, compared to $(13) million in the third quarter of 2025. Adjusted renewables gross margins increased as a result of improved RINs prices, higher Producer’s Tax Credit benefits and increased sales volumes compared to the third quarter of 2025. Total sales volumes were 63 million gallons for the third quarter of 2026 compared to 57 million gallons for the third quarter of 2025.

Marketing segment income before interest and income taxes was $31 million for the third quarter of 2026 compared to $22 million for the third quarter of 2025. The segment reported EBITDA of $39 million for the third quarter of 2026 compared to $29 million for the third quarter of 2025. Total branded fuel sales volumes were 420 million gallons for the third quarter of 2026 compared to 360 million gallons for the third quarter of 2025.

Lubricants & Specialties segment income before interest and income taxes was $38 million for the third quarter of 2026 compared to $52 million for the third quarter of 2025. The third quarter results reflect special items related to the decision to retire our Mississauga, Ontario base oil refining assets (the “Mississauga Refinery”), with the transition expected to be substantially completed in the second half of 2027 (the “Mississauga Asset Retirement”). The Mississauga Asset Retirement costs include an impairment charge for the abandonment of certain assets under construction of $27 million, severance costs totaling $28 million and incremental accelerated depreciation and amortization charges of $54 million. Excluding these items, the segment reported Adjusted EBITDA of $174 million for the third quarter of 2026 compared to EBITDA of $78 million for the third quarter of 2025. The increase was primarily driven by sales mix optimization and strong product and base oil prices in the third quarter of 2026 compared to the third quarter of 2025. During the third quarter of 2026, we recognized a FIFO benefit of $22 million compared to a FIFO benefit of $2 million during the third quarter of 2025.

Midstream segment income before interest and income taxes was $87 million for the third quarter of 2026 compared to $98 million for the third quarter of 2025. The segment reported Adjusted EBITDA of $101 million for the third quarter of 2026 compared to EBITDA of $114 million for the third quarter of 2025.

For the third quarter of 2026, net cash provided by operations totaled $1,784 million. At September 30, 2026, the Company’s Cash and cash equivalents totaled $3,333 million, a $2,355 million increase compared to Cash and cash equivalents of $978 million at December 31, 2025. During the third quarter of 2026, the Company announced and paid a regular dividend of $0.525 per share to stockholders totaling $93 million and spent $479 million on share repurchases. Additionally, at September 30, 2026, the Company’s consolidated debt was $2,774 million.

On October 28, 2026, our Board declared a regular quarterly dividend in the amount of $0.525 per share, payable on December 2, 2026 to holders of record of common stock on November 12, 2026.

In July 2026, we announced plans to pursue a separation of our Lubricants & Specialties segment through the capital markets, creating a new independent, publicly traded company (the “Planned Separation”). The Planned Separation is expected to be executed in a tax-efficient manner. We expect the Planned Separation will be in the form of a distribution of at least 80.1% of the Lubricants & Specialties company’s stock and will be substantially completed over the course of 2027. Additional information can be found in the related press release and investor presentation at https://investor.hfsinclair.com/investor-relations/events-and-presentations.

The Company has scheduled a webcast conference call for today, October 28, 2026, at 8:30 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at: https://events.q4inc.com/attendee/281593554. An audio archive of this webcast will be available using the above-noted link through November 11, 2026.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states, and supplies high-quality fuels to more than 1,850 branded stations and licenses the use of the Sinclair brand to more than 350 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, we produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts, including statements relating to the Company’s expectations regarding its business strategy, are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may” and similar expressions and statements regarding the Company’s plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding societal expectations that companies address climate impacts and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of crude oil, refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery or other production facility operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing at the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with, or exemptions from, existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company’s existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, war or any associated military campaigns, including those in oil producing regions, such as the ongoing military conflicts in Ukraine and the Middle East, which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including uncertainties regarding trade policies, such as the imposition or implementation of tariffs, or economic slowdowns caused by a local or national recession or other adverse economic conditions, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; the possibility that strategic transactions related to our Lubricants & Specialties segment may not be completed on the contemplated terms or timeline, or may not be completed at all, and the possibility that, if completed, such strategic transactions will not achieve the intended financial, strategic and operational benefits; the possibility that asset retirements may incur significant costs, charges and liabilities beyond our expectations, may not be completed on the contemplated timeline, or may not be completed at all; the operation, financing and distribution decisions of our joint ventures that we do not control; the possibility that our joint ventures may not achieve the intended or expected financial, strategic and operational benefits; and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2025
	2026	2025	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$10,857	$7,251	$3,606	50%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	7,012	5,692	1,320	23%
Lower of cost or market inventory valuation adjustments	(30)	66	(96)	NM
Operating expenses	723	590	133	23%
	7,705	6,348	1,357	21%
Selling, general and administrative expenses (1)	146	105	41	39%
Depreciation and amortization	278	230	48	21%
Other operating expenses, net	56	4	52	1,300%
Total operating costs and expenses	8,185	6,687	1,498	22%
Income from operations	2,672	564	2,108	374%

Other income (expense):
Earnings of equity method investments	5	6	(1)	(17)%
Interest income	25	11	14	127%
Interest expense	(54)	(51)	(3)	6%
Other income (expense), net	1	(2)	3	NM
	(23)	(36)	13	(36)%
Income before income taxes	2,649	528	2,121	402%
Income tax expense	632	123	509	414%
Net income	2,017	405	1,612	398%
Less: net income attributable to noncontrolling interests	2	2	—	—%
Net income attributable to HF Sinclair stockholders	$2,015	$403	$1,612	400%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$11.38	$2.15	$9.23	429%
Diluted	$11.38	$2.15	$9.23	429%

Cash dividends declared per common share	$0.525	$0.50	$0.025	5%

Average number of common shares outstanding (in thousands):
Basic	175,871	186,499	(10,628)	(6)%
Diluted	175,871	186,499	(10,628)	(6)%

EBITDA	$2,954	$796	$2,158	271%
Adjusted EBITDA	$2,984	$870	$2,114	243%

	Nine Months Ended September 30,		Change from 2025
	2026	2025	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$28,370	$20,405	$7,965	39%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	21,125	16,608	4,517	27%
Lower of cost or market inventory valuation adjustments	(672)	97	(769)	NM
Operating expenses	2,001	1,758	243	14%
	22,454	18,463	3,991	22%
Selling, general and administrative expenses (1)	391	323	68	21%
Depreciation and amortization	735	681	54	8%
Other operating expenses, net	103	18	85	472%
Total operating costs and expenses	23,683	19,485	4,198	22%
Income from operations	4,687	920	3,767	409%

Other income (expense):
Earnings of equity method investments	19	27	(8)	(30)%
Interest income	50	27	23	85%
Interest expense	(115)	(153)	38	(25)%
Other income (expense), net	19	(48)	67	NM
	(27)	(147)	120	(82)%
Income before income taxes	4,660	773	3,887	503%
Income tax expense	1,100	160	940	588%
Net income	3,560	613	2,947	481%
Less: net income attributable to noncontrolling interests	5	6	(1)	(17)%
Net income attributable to HF Sinclair stockholders	$3,555	$607	$2,948	486%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$19.75	$3.21	$16.54	515%
Diluted	$19.75	$3.21	$16.54	515%

Cash dividends declared per common share	$1.525	$1.50	$0.025	2%

Average number of common shares outstanding (in thousands):
Basic	178,630	187,688	(9,058)	(5)%
Diluted	178,630	187,688	(9,058)	(5)%

EBITDA	$5,455	$1,574	$3,881	247%
Adjusted EBITDA	$4,892	$1,736	$3,156	182%
(1)Exclusive of Depreciation and amortization.
(2)Exclusive of Lower of cost or market inventory valuation adjustments.

Balance Sheet Data

	September 30, 2026	December 31, 2025

	(In millions)
Cash and cash equivalents	$3,333	$978
Working capital	$5,025	$2,327
Total assets	$20,697	$16,510
Total debt	$2,774	$2,769
Total equity	$11,784	$9,249

Segment Information

Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross, Puget Sound, Parco and Casper refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest, Rocky Mountains and Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), Artesia RDU, Sinclair RDU and the pre-treatment unit at our Artesia, New Mexico facility.

The Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. Branded fuel is also sold to non-Sinclair branded sites and includes revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of sites in our West and Mid-Continent regions. In February 2026, we formed the joint venture Green Trail Fuels, LLC in which we hold a 50% non-operating economic interest. The joint venture includes various retail sites across Colorado, New Mexico and Oklahoma and is supplied fuel by our proximate regional refineries.

The Lubricants & Specialties segment includes Petro-Canada Lubricants’ production operations in Mississauga, Ontario, which produce lubricant products such as base oils, white oils, specialty products and finished lubricants, as well as Petro-Canada Lubricants’ marketing operations, which distribute products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes the Sinclair Lubricants brand and specialty lubricant products produced at our Tulsa facilities that are marketed throughout North America and distributed in Central and South America, and the operations of Red Giant Oil, one of the leading suppliers of locomotive engine oil in North America. The Lubricants & Specialties segment also includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe, and Industrial Oils Unlimited, a producer of high-quality lubricants and specialty fluids with blending, warehousing and terminal facilities in the United States.

The Midstream segment includes all of the operations of our wholly-owned subsidiary Holly Energy Partners, L.P., which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, and terminals, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of Osage Pipeline Company, LLC, the owner of a pipeline running from Cushing, Oklahoma to El Dorado, Kansas, and Cushing Connect Pipeline & Terminal LLC, the owner of a pipeline running from Cushing, Oklahoma to Tulsa, Oklahoma, a 26.08% ownership interest in Saddle Butte Pipeline III, LLC, the owner of a pipeline running from the Powder River Basin to Casper, Wyoming, and a 49.995% ownership interest in Pioneer Investments Corp., the owner of a pipeline running from Sinclair, Wyoming to the North Salt Lake City, Utah terminal. In August 2026, we entered into a joint venture with affiliates of Phillips 66 and Kinder Morgan to form the proposed Western Gateway Pipeline system. Revenues and other income from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations, and revenues relating to pipeline transportation, terminalling operations and tankage facilities provided for our refining operations.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Three Months Ended September 30, 2026
Sales and other revenues:
Revenues from external customers	$8,141	$182	$1,576	$924	$34	$—	$10,857
Intersegment revenues and other (1)	1,716	346	—	2	135	(2,199)	—
	9,857	528	1,576	926	169	(2,199)	10,857
Cost of sales: (2)
Cost of materials and other (3)	6,648	395	1,525	631	—	(2,187)	7,012
Lower of cost or market inventory valuation adjustments	—	(30)	—	—	—	—	(30)
Operating expenses	557	23	—	74	68	1	723
	7,205	388	1,525	705	68	(2,186)	7,705
Selling, general and administrative expenses (2)	70	1	12	48	2	13	146
Depreciation and amortization	146	16	8	80	16	12	278
Other operating expenses, net	1	—	—	55	—	—	56
Income (loss) from operations	2,435	123	31	38	83	(38)	2,672
Earnings of equity method investments	—	—	—	—	5	—	5
Other income (expense), net	—	—	—	—	(1)	2	1
Income (loss) before interest and income taxes	$2,435	$123	$31	$38	$87	$(36)	$2,678
Interest income							25
Interest expense							(54)
Income before income taxes							$2,649

Net income attributable to noncontrolling interests	$—	$—	$—	$—	$2	$—	$2
Capital expenditures	$88	$2	$17	$12	$15	$3	$137

Three Months Ended September 30, 2025
Sales and other revenues:
Revenues from external customers	$5,507	$163	$898	$654	$29	$—	$7,251
Intersegment revenues and other (1)	936	114	—	1	131	(1,182)	—
	6,443	277	898	655	160	(1,182)	7,251
Cost of sales: (2)
Cost of materials and other (3)	5,278	267	860	470	—	(1,183)	5,692
Lower of cost or market inventory valuation adjustments	46	20	—	—	—	—	66
Operating expenses	447	22	—	71	50	—	590
	5,771	309	860	541	50	(1,183)	6,348
Selling, general and administrative expenses (2)	53	1	10	36	1	4	105
Depreciation and amortization	139	22	7	26	18	18	230
Other operating expenses, net	4	—	—	—	—	—	4
Income (loss) from operations	476	(55)	21	52	91	(21)	564
Earnings of equity method investments	—	—	—	—	6	—	6
Other income (expense), net	—	—	1	—	1	(4)	(2)
Income (loss) before interest and income taxes	$476	$(55)	$22	$52	$98	$(25)	$568
Interest income							11
Interest expense							(51)
Income before income taxes							$528

Net income attributable to noncontrolling interests	$—	$—	$—	$—	$2	$—	$2
Capital expenditures	$79	$—	$17	$8	$9	$8	$121

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Nine Months Ended September 30, 2026
Sales and other revenues:
Revenues from external customers	$21,327	$633	$3,738	$2,575	$97	$—	$28,370
Intersegment revenues and other (1)	4,029	715	—	4	405	(5,153)	—
	25,356	1,348	3,738	2,579	502	(5,153)	28,370
Cost of sales: (2)
Cost of materials and other (3)	19,988	912	3,613	1,755	—	(5,143)	21,125
Lower of cost or market inventory valuation adjustments	(604)	(68)	—	—	—	—	(672)
Operating expenses	1,516	68	—	226	187	4	2,001
	20,900	912	3,613	1,981	187	(5,139)	22,454
Selling, general and administrative expenses (2)	192	3	30	131	6	29	391
Depreciation and amortization	437	51	24	129	53	41	735
Other operating expenses, net	1	47	—	55	—	—	103
Income (loss) from operations	3,826	335	71	283	256	(84)	4,687
Earnings of equity method investments	—	—	—	—	19	—	19
Other income, net	—	—	—	14	1	4	19
Income (loss) before interest and income taxes	$3,826	$335	$71	$297	$276	$(80)	$4,725
Interest income							50
Interest expense							(115)
Income before income taxes							$4,660

Net income attributable to noncontrolling interests	$—	$—	$—	$—	$5	$—	$5
Capital expenditures	$221	$4	$60	$25	$38	$9	$357

Nine Months Ended September 30, 2025
Sales and other revenues:
Revenues from external customers	$15,588	$388	$2,410	$1,932	$87	$—	$20,405
Intersegment revenues and other (1)	2,525	337	—	6	386	(3,254)	—
	18,113	725	2,410	1,938	473	(3,254)	20,405
Cost of sales: (2)
Cost of materials and other (3)	15,463	688	2,304	1,409	—	(3,256)	16,608
Lower of cost or market inventory valuation adjustments	102	(5)	—	—	—	—	97
Operating expenses	1,349	67	—	198	141	3	1,758
	16,914	750	2,304	1,607	141	(3,253)	18,463
Selling, general and administrative expenses (2)	159	2	26	115	5	16	323
Depreciation and amortization	410	71	21	70	55	54	681
Other operating expenses, net	18	—	—	—	—	—	18
Income (loss) from operations	612	(98)	59	146	272	(71)	920
Earnings of equity method investments	—	—	—	—	27	—	27
Other income (expense), net	—	—	1	2	(40)	(11)	(48)
Income (loss) before interest and income taxes	$612	$(98)	$60	$148	$259	$(82)	$899
Interest income							27
Interest expense							(153)
Income before income taxes							$773

Net income attributable to noncontrolling interests	$—	$—	$—	$—	$6	$—	$6
Capital expenditures	$209	$2	$33	$28	$30	$16	$318
(1)Refining intersegment revenues relate to transportation fuels sold to the Marketing segment. Renewables intersegment revenues relate to the sale of transportation fuels and RINs sold to the Refining segment. Midstream intersegment revenues relate to pipeline and terminalling services provided primarily to the Refining segment, including leases. These transactions eliminate in consolidation.
(2)Exclusive of Depreciation and amortization.
(3)Exclusive of Lower of cost or market inventory valuation adjustments.

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures, about our consolidated refinery operations. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to inventory held at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Mid-Continent Region
Crude charge (BPD) (1)	250,340	280,240	262,170	264,580
Refinery throughput (BPD) (2)	268,820	296,220	279,420	280,920
Sales of produced refined products (BPD) (3)	243,520	281,040	260,900	265,300
Refinery utilization (4)	96.3%	107.8%	100.8%	101.8%

Average per produced barrel sold: (5)
Gross margin (6)	$42.47	$8.08	$19.68	$4.01

Adjusted refinery gross margin (7)	$53.38	$17.50	$24.50	$13.71
Less: operating expenses (8)	8.59	6.20	7.65	6.52
Adjusted refinery gross margin, less operating expenses	$44.79	$11.30	$16.85	$7.19

Operating expenses per throughput barrel (9)	$7.78	$5.88	$7.14	$6.15

Feedstocks:
Sweet crude oil	52%	52%	53%	51%
Sour crude oil	26%	27%	26%	25%
Heavy sour crude oil	15%	16%	15%	18%
Other feedstocks and blends	7%	5%	6%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	50%	50%	50%	51%
Diesel fuels	30%	32%	31%	32%
Jet fuels	8%	7%	8%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	5%	4%	4%	3%
Base oils	4%	4%	4%	4%
LPG and other	2%	2%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

West Region
Crude charge (BPD) (1)	363,720	358,810	360,100	355,910
Refinery throughput (BPD) (2)	391,160	384,860	386,610	381,960
Sales of produced refined products (BPD) (3)	400,020	380,100	391,880	378,890
Refinery utilization (4)	87.0%	85.8%	86.1%	85.1%

Average per produced barrel sold: (5)
Gross margin (6)	$42.29	$9.30	$24.47	$4.82

Adjusted refinery gross margin (7)	$54.73	$20.38	$33.87	$16.02
Less: operating expenses (8)	9.91	8.18	9.08	8.48
Adjusted refinery gross margin, less operating expenses	$44.82	$12.20	$24.79	$7.54

Operating expenses per throughput barrel (9)	$10.14	$8.08	$9.21	$8.41

Feedstocks:
Sweet crude oil	29%	33%	29%	32%
Sour crude oil	47%	44%	48%	45%
Heavy sour crude oil	11%	11%	10%	11%
Wax crude oil	6%	5%	6%	5%
Other feedstocks and blends	7%	7%	7%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	50%	51%	51%	52%
Diesel fuels	30%	32%	30%	33%
Jet fuels	8%	6%	7%	6%
Fuel oil	2%	2%	3%	2%
Asphalt	3%	3%	2%	2%
LPG and other	7%	6%	7%	5%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	614,060	639,050	622,270	620,490
Refinery throughput (BPD) (2)	659,980	681,080	666,030	662,880
Sales of produced refined products (BPD) (3)	643,540	661,140	652,780	644,190
Refinery utilization (4)	90.6%	94.3%	91.8%	91.5%

Average per produced barrel sold: (5)
Gross margin (6)	$42.36	$8.78	$22.56	$4.49

Adjusted refinery gross margin (7)	$54.22	$19.16	$30.12	$15.07
Less: operating expenses (8)	9.41	7.34	8.51	7.67
Adjusted refinery gross margin, less operating expenses	$44.81	$11.82	$21.61	$7.40

Operating expenses per throughput barrel (9)	$9.18	$7.12	$8.34	$7.45

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Consolidated
Feedstocks:
Sweet crude oil	39%	42%	39%	40%
Sour crude oil	39%	36%	39%	37%
Heavy sour crude oil	12%	13%	12%	14%
Wax crude oil	3%	3%	3%	3%
Other feedstocks and blends	7%	6%	7%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	50%	51%	51%	52%
Diesel fuels	30%	31%	31%	31%
Jet fuels	8%	7%	7%	7%
Fuel oil	1%	2%	2%	2%
Asphalt	4%	3%	3%	2%
Base oils	2%	2%	2%	2%
LPG and other	5%	4%	4%	4%
Total	100%	100%	100%	100%
(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of produced refined products at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents the average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Gross margin represents total Refining segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products.
(7)Adjusted refinery gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(8)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced refined products.
(9)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by refinery throughput.

Renewables Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our renewables operations. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Renewables
Sales of produced renewables products (in thousand gallons)	63,195	57,159	175,548	156,408
Average per produced gallon sold: (1)
Gross margin (2)	$1.97	$(0.94)	$2.19	$(0.61)

Adjusted renewables gross margin (3)	$2.11	$0.18	$2.48	$0.24
Less: operating expenses (4)	0.37	0.39	0.39	0.43
Adjusted renewables gross margin, less operating expenses	$1.74	$(0.21)	$2.09	$(0.19)
(1)Represents the average amount per produced gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Gross margin represents total Renewables segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products.
(3)Adjusted renewables gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(4)Represents total Renewables segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced renewables products.

Marketing Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our marketing operations and includes our Sinclair branded fuel business. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Marketing
Number of branded sites at period end (1)	1,852	1,705	1,852	1,705
Sales of refined products (in thousand gallons)	420,175	360,482	1,131,454	991,494
Average per gallon sold: (2)
Gross margin (3)	$0.10	$0.09	$0.09	$0.09
Adjusted marketing gross margin (4)	$0.12	$0.11	$0.11	$0.11
(1)Includes certain non-Sinclair branded sites.
(2)Represents the average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(3)Gross margin represents total Marketing segment Sales and other revenues less Cost of materials and other and Depreciation and amortization, divided by sales volumes of marketing products.
(4)Adjusted marketing gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our lubricants and specialties operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Lubricants & Specialties
Sales of produced refined products (BPD)	30,190	32,008	34,361	30,981

Sales of produced refined products:
Finished products	52%	49%	48%	51%
Base oils	26%	26%	27%	25%
Other	22%	25%	25%	24%
Total	100%	100%	100%	100%

Midstream Segment Operating Data

The following table sets forth information about our midstream operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Midstream
Volumes (BPD)
Pipelines:
Affiliates—refined product pipelines	143,063	141,617	155,762	150,434
Affiliates—intermediate pipelines	133,405	139,868	140,469	137,194
Affiliates—crude pipelines	474,504	464,323	463,941	424,426
	750,972	745,808	760,172	712,054
Third parties—refined product pipelines	40,435	37,754	33,451	39,981
Third parties—crude pipelines	208,209	195,994	190,379	194,882
	999,616	979,556	984,002	946,917
Terminals and loading racks:
Affiliates	965,323	1,045,066	1,008,989	1,002,107
Third parties	33,598	39,705	29,109	38,643
	998,921	1,084,771	1,038,098	1,040,750
Total for pipelines and terminal assets (BPD)	1,998,537	2,064,327	2,022,100	1,987,667

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in the financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as Net income attributable to HF Sinclair stockholders plus (i) Interest expense, net of Interest income, (ii) Income tax expense and (iii) Depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) Lower of cost or market inventory valuation adjustments, (ii) asset impairments, (iii) severance costs, (iv) separation costs, (v) acquisition integration and regulatory costs, (vi) decommissioning and closure costs, (vii) loss on early extinguishment of debt and (viii) loss on sale of equity method investment.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to Net income or Income from operations as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are financial indicators widely used by investors and analysts to measure our operating performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

The Company cannot reliably predict or estimate certain items or expenses, or their impact on financial statements in future periods. Accordingly, the Company believes that a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.

Set forth below is our calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In millions)
Net income attributable to HF Sinclair stockholders	$2,015	$403	$3,555	$607
Add: interest expense	54	51	115	153
Less: interest income	(25)	(11)	(50)	(27)
Add: income tax expense	632	123	1,100	160
Add: depreciation and amortization (1)	278	230	735	681
EBITDA	$2,954	$796	$5,455	$1,574
Add: lower of cost or market inventory valuation adjustments	(30)	66	(672)	97
Add: asset impairments (2)	28	—	75	1
Add: severance costs (3)	28	—	28	—
Add: separation costs (4)	3	—	3	—
Add: acquisition integration and regulatory costs (5)	1	—	3	—
Add: decommissioning and closure costs (6)	—	—	—	—
Add: loss on early extinguishment of debt (7)	—	8	—	24
Add: loss on sale of equity method investment (8)	—	—	—	40
Adjusted EBITDA	$2,984	$870	$4,892	$1,736
(1)The three and nine months ended September 30, 2026 include incremental accelerated depreciation and amortization of $54 million related to the Mississauga Asset Retirement.
(2)The three months ended September 30, 2026 primarily relates to the abandonment of certain assets under construction at the Mississauga Refinery. The nine months ended September 30, 2026 also includes $47 million related to the abandonment of certain assets under construction in our Renewables segment.
(3)Represents costs related to severance benefits payable to employees impacted by the Mississauga Asset Retirement.
(4)Represents costs related to the Planned Separation.
(5)Represents integration costs related to Industrial Oils Unlimited, which was acquired in January 2026.
(6)The nine months ended September 30, 2025 include $4 million of costs incurred by the Refining segment offset by $4 million of unrelated benefits in the Midstream segment.
(7)Represents the loss on early extinguishment of debt, inclusive of unamortized discount and debt issuance costs.
(8)Represents loss related to our sale of 50% interest in the Cheyenne Pipeline, LLC in 2025.

EBITDA and Adjusted EBITDA attributable to our Refining segment are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Refining Segment	2026	2025	2026	2025

	(In millions)
Income before interest and income taxes (1)	$2,435	$476	$3,826	$612
Add: depreciation and amortization	146	139	437	410
EBITDA	$2,581	$615	$4,263	$1,022
Add: lower of cost or market inventory valuation adjustments	—	46	(604)	102
Add: asset impairments	1	—	1	1
Add: decommissioning and closure costs (2)	—	—	—	4
Adjusted EBITDA	$2,582	$661	$3,660	$1,129
(1)Income before interest and income taxes of our Refining segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.
(2)Represents tank decommissioning costs.

EBITDA and Adjusted EBITDA attributable to our Renewables segment are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Renewables Segment	2026	2025	2026	2025

	(In millions)
Income (loss) before interest and income taxes (1)	$123	$(55)	$335	$(98)
Add: depreciation and amortization	16	22	51	71
EBITDA	$139	$(33)	$386	$(27)
Add: lower of cost or market inventory valuation adjustments	(30)	20	(68)	(5)
Add: asset impairments (2)	—	—	47	—
Adjusted EBITDA	$109	$(13)	$365	$(32)
(1)Income (loss) before interest and income taxes of our Renewables segment represents loss plus (i) Interest expense, net of Interest income and (ii) Income tax expense.
(2)Represents the abandonment of certain assets under construction in the second quarter.

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Marketing Segment	2026	2025	2026	2025

	(In millions)
Income before interest and income taxes (1)	$31	$22	$71	$60
Add: depreciation and amortization	8	7	24	21
EBITDA	$39	$29	$95	$81
(1)Income before interest and income taxes of our Marketing segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA and Adjusted EBITDA attributable to our Lubricants & Specialties segment are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Lubricants & Specialties Segment	2026	2025	2026	2025

	(In millions)
Income before interest and income taxes (1)	$38	$52	$297	$148
Add: depreciation and amortization	80	26	129	70
EBITDA	$118	$78	$426	$218
Add: asset impairments (2)	27	—	27	—
Add: severance costs (3)	28	—	28	—
Add: acquisition integration and regulatory costs (4)	1	—	3	—
Adjusted EBITDA	$174	$78	$484	$218
(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.
(2)Represents the abandonment of certain assets under construction at the Mississauga Refinery.
(3)Represents costs related to severance benefits payable to employees impacted by the Mississauga Asset Retirement.
(4)Represents integration costs related to Industrial Oils Unlimited, which was acquired in January 2026.

EBITDA and Adjusted EBITDA attributable to our Midstream segment are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Midstream Segment	2026	2025	2026	2025

	(In millions)
Income before interest and income taxes (1)	$87	$98	$276	$259
Add: depreciation and amortization	16	18	53	55
Less: net income attributable to noncontrolling interests	2	2	5	6
EBITDA	$101	$114	$324	$308
Add: loss on sale of equity method investment (2)	—	—	—	40
Add: loss on extinguishment of debt	—	—	—	1
Add: decommissioning and closure costs (3)	—	—	—	(4)
Adjusted EBITDA	$101	$114	$324	$345
(1)Income before interest and income taxes of our Midstream segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.
(2)Represents loss related to our sale of 50% interest in the Cheyenne Pipeline, LLC in 2025.
(3)Represents a benefit from previously recorded decommissioning and closure costs.

Reconciliation of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in the financial statements.

Adjusted refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our refining performance on a relative and absolute basis, including against publicly available crack spread data. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products. This margin measure excludes the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to inventory held at the end of the period. Adjusted refinery gross margin is a non-GAAP performance measure and should not be considered in isolation or as a substitute for Refining segment gross margin. The GAAP measure most directly comparable to adjusted refinery gross margin is Refining segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Refining segment gross margin to adjusted refinery gross margin to adjusted refinery gross margin per produced barrel sold and adjusted refinery gross margin, less operating expenses per produced barrel sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In millions, except barrel and per barrel amounts)
Refining segment
Sales and other revenues	$9,857	$6,443	$25,356	$18,113
Cost of sales (1)	7,205	5,771	20,900	16,914
Depreciation and amortization	146	139	437	410
Gross margin	$2,506	$533	$4,019	$789
Add: lower of cost or market inventory valuation adjustments	—	46	(604)	102
Add: operating expenses	557	447	1,516	1,349
Add: depreciation and amortization	146	139	437	410
Adjusted refinery gross margin	$3,209	$1,165	$5,368	$2,650

Sales of produced refined products (BPD) (2)	643,540	661,140	652,780	644,190

Average per produced barrel sold:
Gross margin	$42.36	$8.78	$22.56	$4.49
Add: lower of cost or market inventory valuation adjustments	—	0.75	(3.39)	0.58
Add: operating expenses	9.41	7.34	8.51	7.67
Add: depreciation and amortization	2.45	2.29	2.44	2.33
Adjusted refinery gross margin	$54.22	$19.16	$30.12	$15.07
Less: operating expenses	9.41	7.34	8.51	7.67
Adjusted refinery gross margin, less operating expenses	$44.81	$11.82	$21.61	$7.40
(1)Exclusive of Depreciation and amortization.
(2)Represents barrels sold of produced refined products at our refineries (including Asphalt and intersegment sales) and excludes volumes of refined products purchased for resale or volumes of excess crude oil sold.

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in the financial statements.

Adjusted renewables gross margin is a non-GAAP performance measure that is used by our management and others to compare our renewables performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our renewables performance on a relative and absolute basis. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products. This margin measure excludes the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted renewables gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Renewables segment gross margin. The GAAP measure most directly comparable to adjusted renewables gross margin is Renewables segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Renewables segment gross margin to adjusted renewables gross margin to adjusted renewables gross margin per produced gallon sold and adjusted renewables gross margin, less operating expenses per produced gallon sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In millions, except gallon and per gallon amounts)
Renewables segment
Sales and other revenues	$528	$277	$1,348	$725
Cost of sales (1)	388	309	912	750
Depreciation and amortization	16	22	51	71
Gross margin	$124	$(54)	$385	$(96)
Add: lower of cost or market inventory valuation adjustments	(30)	20	(68)	(5)
Add: operating expenses	23	22	68	67
Add: depreciation and amortization	16	22	51	71
Adjusted renewables gross margin	$133	$10	$436	$37

Sales of produced renewables products (in thousand gallons)	63,195	57,159	175,548	156,408

Average per produced gallon sold:
Gross margin	$1.97	$(0.94)	$2.19	$(0.61)
Add: lower of cost or market inventory valuation adjustments	(0.47)	0.35	(0.39)	(0.03)
Add: operating expenses	0.37	0.39	0.39	0.43
Add: depreciation and amortization	0.24	0.38	0.29	0.45
Adjusted renewables gross margin	$2.11	$0.18	$2.48	$0.24
Less: operating expenses	0.37	0.39	0.39	0.43
Adjusted renewables gross margin, less operating expenses	$1.74	$(0.21)	$2.09	$(0.19)
(1)Exclusive of Depreciation and amortization.

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in the financial statements.

Adjusted marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Adjusted marketing gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Marketing segment gross margin. The GAAP measure most directly comparable to adjusted marketing gross margin is Marketing segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Marketing segment gross margin to adjusted marketing gross margin to adjusted marketing gross margin per gallon sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In millions, except gallon and per gallon amounts)
Marketing segment
Sales and other revenues	$1,576	$898	$3,738	$2,410
Cost of sales (1)	1,525	860	3,613	2,304
Depreciation and amortization	8	7	24	21
Gross margin	$43	$31	$101	$85
Add: depreciation and amortization	8	7	24	21
Adjusted marketing gross margin	$51	$38	$125	$106

Sales of refined products (in thousand gallons)	420,175	360,482	1,131,454	991,494

Average per gallon sold:
Gross margin	$0.10	$0.09	$0.09	$0.09
Add: depreciation and amortization	0.02	0.02	0.02	0.02
Adjusted marketing gross margin	$0.12	$0.11	$0.11	$0.11
(1)Exclusive of Depreciation and amortization.

Reconciliation of Net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash adjustments of (i) Lower of cost or market inventory valuation adjustments, (ii) asset impairments, (iii) incremental accelerated depreciation and amortization, (iv) severance costs, (v) separation costs, (vi) acquisition integration and regulatory costs, (vii) decommissioning and closure costs, (viii) loss on early extinguishment of debt and (ix) loss on sale of equity method investment. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In millions, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$2,649	$528	$4,660	$773
Income tax expense	632	123	1,100	160
Net income	$2,017	$405	$3,560	$613
Less: net income attributable to noncontrolling interests	2	2	5	6
Net income attributable to HF Sinclair stockholders	$2,015	$403	$3,555	$607

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustments	$(30)	$66	$(672)	$97
Asset impairments (1)	28	—	75	1
Incremental accelerated depreciation and amortization (2)	54	—	54	—
Severance costs (3)	28	—	28	—
Separation costs (4)	3	—	3	—
Acquisition integration and regulatory costs (5)	1	—	3	—
Decommissioning and closure costs (6)	—	—	—	—
Loss on early extinguishment of debt (7)	—	8	—	24
Loss on sale of equity method investment (8)	—	—	—	40
Total adjustments to income before income taxes	$84	$74	$(509)	$162
Adjustment to income tax expense (9)	20	18	(120)	39
Total adjustments, net of tax	$64	$56	$(389)	$123

Adjusted results - non-GAAP:
Adjusted income before income taxes	$2,733	$602	$4,151	$935
Adjusted income tax expense (10)	652	141	980	199
Adjusted net income	$2,081	$461	$3,171	$736
Less: net income attributable to noncontrolling interests	2	2	5	6
Adjusted net income attributable to HF Sinclair stockholders	$2,079	$459	$3,166	$730
Adjusted earnings per share - diluted (11)	$11.75	$2.44	$17.59	$3.86
(1)The three months ended September 30, 2026 primarily relates to the abandonment of certain assets under construction at the Mississauga Refinery. The nine months ended September 30, 2026 also includes $47 million related to the abandonment of certain assets under construction in our Renewables segment.
(2)Represents incremental accelerated depreciation and amortization related to the Mississauga Asset Retirement.
(3)Represents costs related to severance benefits payable to employees impacted by the Mississauga Asset Retirement.
(4)Represents costs related to the Planned Separation.
(5)Represents integration costs related to Industrial Oils Unlimited, which was acquired in January 2026.
(6)The nine months ended September 30, 2025 include $4 million of costs incurred by the Refining segment offset by $4 million of unrelated benefits in the Midstream segment.
(7)Represents the loss on early extinguishment of debt, inclusive of unamortized discount and debt issuance costs.
(8)Represents loss related to our sale of 50% interest in the Cheyenne Pipeline, LLC in 2025.

(9)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In millions)
Non-GAAP income tax expense (10)	$652	$141	$980	$199
GAAP income tax expense	632	123	1,100	160
Non-GAAP adjustment to income tax expense	$20	$18	$(120)	$39
(10)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.
(11)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective income tax rate to adjusted effective tax rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In millions)
GAAP:
Income before taxes	$2,649	$528	$4,660	$773
Income tax expense	$632	$123	$1,100	$160
Effective income tax rate for GAAP financial statements (1)	23.8%	23.3%	23.6%	20.7%
Adjusted - non-GAAP:
Effect of non-GAAP adjustments	—%	0.1%	—%	0.6%
Effective tax rate for adjusted results	23.8%	23.4%	23.6%	21.3%
(1)    Due to rounding of reported numbers, some amounts may not calculate exactly.

FOR FURTHER INFORMATION, Contact:

Vivek Garg, Acting Chief Financial Officer, Vice President, Chief Accounting Officer and Controller
Craig Biery, Vice President, Investor Relations
HF Sinclair Corporation
214-954-6510